Exhibit 10.1

September [_], 2026

Holder of Tranche A and Tranche B Warrants to Purchase Ordinary Shares issued on November 4, 2024

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the offering on Form F-3 (File No. 333-287805) on or about the date hereof (the “Offering”) by Arbe Robotics Ltd. (the “Company”) of ordinary shares, par value NIS 0.000216 per share (the “Ordinary Shares”), and/or other securities of the Company (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of the Securities in the Offering (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Offering, (A) the Tranche A Ordinary Share purchase warrants set forth on Exhibit A hereto (the “Existing A Warrants”) by (i) reducing the Exercise Price (as defined therein) of the Existing A Warrants to $1.10 per share and (ii) amending the Termination Date (as defined therein) of the Existing A Warrants to November 4, 2030 and (B) the Tranche B Ordinary Share purchase warrants set forth on Exhibit A hereto (the “Existing B Warrants” and, together with the Existing A Warrants, the “Existing Warrants”) by (i) reducing the Exercise Price (as defined therein) of the Existing B Warrants to $1.00 per share and (ii) amending the Termination Date (as defined therein) of the Existing B Warrants to November 4, 2029 (the “Warrant Amendment”). The Warrant Amendment shall be effective upon execution of this agreement and the satisfaction of the other terms and conditions referenced below.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, this letter shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein. All capitalized terms used herein but not defined shall have the meaning attributed to such terms in the Existing Warrants.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing A Warrants and amended Existing B Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing A Warrants and Existing B Warrants.

The Company acknowledges that this letter and the Warrant Amendment are several and not joint with any other letter that the Company may enter into with any other holder of warrants or other securities of the Company, and the Holder shall not be responsible in any way for the performance or non-performance of the obligations of any other holder of warrants under any other letter or agreement between such party and the Company. Nothing contained herein, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and any other holders of warrants or other securities in the Company as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and such other holders are in any way acting in concert or as a group with respect to this letter, any other letter, or the Offering. The Holder shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this letter, and it shall not be necessary for any other holder to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide other holders with the same terms with regard to the Warrant Amendment for the convenience of the Company and not because it was required or requested to do so by the Holder or any other holder. It is expressly understood and agreed that each provision contained in this letter is between the Company and the Holder, solely.

This letter is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

On or before [9:30 a.m., Eastern Time, on the Trading Day following the date hereof], the Company shall issue a press release and/or file a Report on Form 6-K with the U.S. Securities and Exchange Commission disclosing all material terms of the Offering and the Warrant Amendment. From and after the issuance of such press release or the filing of such Report on Form 6-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or filing of such Report on Form 6-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate.

This letter agreement shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Arbe Robotics Ltd.

By:
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

EXHIBIT A

EXISTING WARRANTS

-	[●] Tranche A Ordinary Share purchase warrants issued on November 4, 2024

-	[●] Tranche B Ordinary Share purchase warrants issued on November 4, 2024